Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500

For Immediate Release	Page 1 of 5
CENTERPOINT ENERGY REPORTS THIRD QUARTER 2010 EARNINGS
Houston, TX — October 28, 2010 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $123 million, or $0.29 per diluted share, for the third quarter of 2010 compared to $114 million, or $0.31 per diluted share, for the same period of 2009. Operating income for the third quarter of 2010 was $327 million compared to $287 million for the same period of 2009.
“I am pleased with the overall results from our business units this quarter,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our regulated electric and natural gas utilities performed well and we continue to see the benefits of the significant investments we have made in our field services and pipeline businesses.”
For the nine months ended September 30, 2010, net income was $318 million, or $0.78 per diluted share, compared to $267 million, or $0.74 per diluted share, for the same period of 2009. Operating income for the nine months ended September 30, 2010, was $947 million compared to $825 million for the same period of 2009.
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
The electric transmission & distribution segment reported operating income of $212 million for the third quarter of 2010, consisting of $178 million from the regulated electric transmission & distribution utility operations (TDU) and $34 million related to transition and system restoration bonds. Operating income for the third quarter of 2009 was $218 million, consisting of $187 million from the TDU and $31 million related to transition bonds. Operating income for the TDU increased from growth of nearly 21,000 metered customers since September 2009, but was more than offset by reduced revenues associated with the credit to customers’ bills reflecting the benefit of deferred taxes associated with Hurricane Ike storm restoration costs, and increased operation and maintenance expenses.
Operating income for the nine months ended September 30, 2010, was $477 million, consisting of $371 million from the TDU and $106 million related to transition and system restoration bonds. Operating income for the same period of 2009 was $450 million, consisting of $353 million from the TDU and $97 million related to transition bonds.
Natural Gas Distribution
The natural gas distribution segment reported an operating loss of $4 million for the third quarter of 2010 compared to an operating loss of $15 million for the same period of 2009. Operating results benefited from rate increases and rate design changes, and higher system throughput, partially offset
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For Immediate Release	Page 2 of 5
by higher operation and maintenance expenses. Due to seasonal impacts, this segment typically reports a loss in the third quarter.
Operating income for the nine months ended September 30, 2010, was $145 million compared to $105 million for the same period of 2009.
Interstate Pipelines
The interstate pipelines segment reported operating income of $68 million for the third quarter of 2010 compared to $64 million for the same period of 2009. Operating income increased due to higher revenue from firm contracts associated with Phase IV of the Carthage to Perryville pipeline and for deliveries to gas-fired power generators, as well as lower operation and maintenance expenses, partially offset by reduced revenues from ancillary services.
In addition to operating income, this segment recorded equity income of $8 million for the third quarter of 2010 primarily from its 50 percent interest in the Southeast Supply Header (SESH) compared to an equity loss of $5 million for the third quarter of 2009, which included a non-cash charge of $11 million to reflect SESH’s discontinued use of regulatory accounting.
Operating income for the nine months ended September 30, 2010, was $207 million compared to $194 million for the same period of 2009. In addition to operating income, this segment recorded equity income of $15 million for the nine months ended September 30, 2010, primarily from its 50 percent interest in SESH compared to $2 million for the nine months ended September 30, 2009, which included non-cash charges of $16 million to reflect SESH’s discontinued use of regulatory accounting.
Field Services
The field services segment reported operating income of $40 million for the third quarter of 2010 compared to $23 million for the same period of 2009. Revenue growth from higher gathering volumes was partially offset by increased operation and maintenance expenses primarily related to facility expansions.
In addition to operating income, this business had equity income of $3 million in the third quarter of 2010 compared to $2 million in the third quarter of 2009 from its 50 percent interest in a gas processing plant.
Operating income for the nine months ended September 30, 2010, was $94 million compared to $72 million for the same period of 2009. Equity income from the jointly-owned gas processing plant was $8 million for the nine months ended September 30, 2010, compared to $6 million for the same period of 2009.
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For Immediate Release	Page 3 of 5
Competitive Natural Gas Sales and Services
The competitive natural gas sales and services segment reported operating income of $7 million for the third quarter of 2010 compared to an operating loss of $8 million for the same period of 2009. Operating income for the third quarter of 2010 included gains of $19 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins compared to charges of $6 million for the same period of 2009. The third quarter of 2010 also included a $6 million write-down of natural gas inventory to the lower of average cost or market.
Operating income for the nine months ended September 30, 2010, was $16 million compared to no operating income for the same period of 2009. Operating income for the nine months ended September 30, 2010, included gains of $14 million resulting from mark-to-market accounting compared to charges of $22 million for the same period of 2009. Each of the nine months ended September 30, 2010 and 2009, also included $6 million in inventory write-downs.
DIVIDEND DECLARATION
On October 21, 2010, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.195 per share of common stock payable on December 10, 2010, to shareholders of record as of the close of business on November 16, 2010.
OUTLOOK REAFFIRMED FOR 2010
CenterPoint Energy reaffirmed its 2010 earnings guidance of $1.02 to $1.12 per diluted share. This guidance takes into consideration performance to date, equity issuances and various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the timing and cost of financing activities and the impact to earnings of various regulatory proceedings. In providing this guidance, the company has not included the impact of any changes in accounting standards, any impact from significant acquisitions or divestitures, any impact to income from the change in value of Time Warner stocks and the related ZENS securities, the timing effects of mark-to-market or inventory accounting in the company’s competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal. The company has also excluded increased taxes recorded in the first quarter of 2010 as a result of recent health care legislation. For the impact of these factors on the company’s earnings for the three months and nine months ended September 30, 2010, see the reconciliation below.
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For Immediate Release	Page 4 of 5
FILING OF FORM 10-Q FOR CENTERPOINT ENERGY, INC.
Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended September 30, 2010. A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
CenterPoint Energy’s management will host an earnings conference call on Thursday, October 28, 2010, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total over $19 billion. With about 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the Web site at www.CenterPointEnergy.com.
This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding the company’s earnings outlook for 2010 and future financial performance and results of operations, and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of the appeal from the true-up proceedings, the timing and impact of future regulatory, legislative, and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in natural gas and natural gas liquids prices, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s and its subsidiaries’ Forms 10-K for the fiscal year ended December 31, 2009, CenterPoint Energy’s and its subsidiaries’ Forms 10-Q for the periods ended March 31, 2010, and June 30, 2010, CenterPoint Energy’s Form 10-Q for the period ended September 30, 2010, and other filings with the SEC.
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For Immediate Release	Page 5 of 5
CenterPoint Energy, Inc. and Subsidiaries
Reconciliation of reported Net Income and diluted EPS to the basis used in providing annual earnings guidance

	Quarter Ended		Nine Months Ended
	September 30, 2010		September 30, 2010
	Net Income	EPS	Net Income	EPS
	(in millions)		(in millions)
As reported	$123	$0.29	$318	$0.78
Timing effects impacting CES(1):
Mark-to-market (gains) losses — natural gas derivative contracts	(12)	(0.03)	(9)	(0.02)
Natural gas inventory write-downs	4	0.01	4	0.01
ZENS-related mark-to-market (gains) losses:
Marketable securities(2)	(12)	(0.03)	(23)	(0.06)
Indexed debt securities	3	0.01	—	—
Tax impact of federal health care legislation	—	—	21	0.05

Per the basis used in providing annual earnings guidance	$106	$0.25	$311	$0.76

(1)	Competitive natural gas sales and services

(2)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.
###

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2010	2009	2010
Revenues:
Electric Transmission & Distribution	$608	$655	$1,541	$1,699
Natural Gas Distribution	402	398	2,341	2,400
Competitive Natural Gas Sales and Services	399	647	1,596	2,059
Interstate Pipelines	153	170	461	456
Field Services	63	94	176	242
Other Operations	3	3	9	9
Eliminations	(52)	(59)	(142)	(178)

Total	1,576	1,908	5,982	6,687

Expenses:
Natural gas	582	808	3,081	3,521
Operation and maintenance	415	444	1,226	1,268
Depreciation and amortization	208	243	562	660
Taxes other than income taxes	84	86	288	291

Total	1,289	1,581	5,157	5,740

Operating Income	287	327	825	947

Other Income (Expense) :
Gain on marketable securities	47	19	68	35
Loss on indexed debt securities	(30)	(5)	(54)	—
Interest and other finance charges	(126)	(121)	(384)	(364)
Interest on transition and system restoration bonds	(32)	(34)	(98)	(106)
Equity in earnings (losses) of unconsolidated affiliates	(3)	10	8	22
Other — net	9	3	31	7

Total	(135)	(128)	(429)	(406)

Income Before Income Taxes	152	199	396	541

Income Tax Expense	(38)	(76)	(129)	(223)

Net Income	$114	$123	$267	$318

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2010	2009	2010
Income from Discontinued Operations	—		(0.01)	—
Extraordinary item, net of tax	—		0.10	—
Basic Earnings Per Common Share	$0.31	$0.29	$0.75	$0.79

Income from Discontinued Operations		6.00
Extraordinary item, net of tax		1.00
Diluted Earnings Per Common Share	$0.31	$0.29	$0.74	$0.78

Dividends Declared per Common Share	$0.190	$0.195	$0.57	$0.585

Weighted Average Common Shares Outstanding (000):
- Basic	369,512	422,178	356,570	404,957
- Diluted	371,742	424,968	358,745	407,728

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$187	$178	$353	$371
Transition and System Restoration Bond Companies	31	34	97	106

Total Electric Transmission & Distribution	218	212	450	477
Natural Gas Distribution	(15)	(4)	105	145
Competitive Natural Gas Sales and Services	(8)	7	—	16
Interstate Pipelines	64	68	194	207
Field Services	23	40	72	94
Other Operations	5	4	4	8

Total	$287	$327	$825	$947

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$503	$520	3%	$1,281	$1,355	6%
Transition and system restoration bond companies	105	135	29%	260	344	32%

Total	608	655	8%	1,541	1,699	10%

Expenses:
Operation and maintenance	194	215	(11%)	563	609	(8%)
Depreciation and amortization	70	75	(7%)	207	219	(6%)
Taxes other than income taxes	52	52	—	158	156	1%
Transition and system restoration bond companies	74	101	(36%)	163	238	(46%)

Total	390	443	(14%)	1,091	1,222	(12%)

Operating Income	$218	$212	(3%)	$450	$477	6%

Operating Income:
Electric transmission and distribution operations	$187	$178	(5%)	$353	$371	5%
Transition and system restoration bond companies	31	34	10%	97	106	9%

Total Segment Operating Income	$218	$212	(3%)	$450	$477	6%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	9,242,635	9,262,154	—	20,040,598	21,499,427	7%
Total	22,963,434	23,342,324	2%	57,946,697	59,952,416	3%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	107%	109%		108%	104%
Heating degree days	0%	0%		89%	160%

Number of metered customers — end of period:
Residential	1,849,158	1,868,421	1%	1,849,158	1,868,421	1%
Total	2,094,847	2,115,595	1%	2,094,847	2,115,595	1%

	Natural Gas Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$402	$398	(1%)	$2,341	$2,400	3%

Expenses:
Natural gas	198	180	9%	1,538	1,563	(2%)
Operation and maintenance	157	160	(2%)	478	471	1%
Depreciation and amortization	40	40	—	121	124	(2%)
Taxes other than income taxes	22	22	—	99	97	2%

Total	417	402	4%	2,236	2,255	(1%)

Operating Income (Loss)	$(15)	$(4)	73%	$105	$145	38%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	13	13	—	111	125	13%
Commercial and Industrial	41	46	12%	164	182	11%

Total Throughput	54	59	9%	275	307	12%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	58%	97%		102%	110%

Number of customers — end of period:
Residential	2,954,095	2,969,452	1%	2,954,095	2,969,452	1%
Commercial and Industrial	241,036	242,032	—	241,036	242,032	—

Total	3,195,131	3,211,484	1%	3,195,131	3,211,484	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$399	$647	62%	$1,596	$2,059	29%

Expenses:
Natural gas	396	629	(59%)	1,562	2,009	(29%)
Operation and maintenance	10	10	—	30	29	3%
Depreciation and amortization	1	1	—	3	3	—
Taxes other than income taxes	—	—	—	1	2	(100%)

Total	407	640	(57%)	1,596	2,043	(28%)

Operating Income (Loss)	$(8)	$7	188%	$—	$16	—

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	115	135	17%	370	404	9%

Number of customers — end of period	10,934	11,883	9%	10,934	11,883	9%

	Interstate Pipelines
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$153	$170	11%	$461	$456	(1%)

Expenses:
Natural gas	22	38	(73%)	85	72	15%
Operation and maintenance	47	42	11%	123	112	9%
Depreciation and amortization	12	13	(8%)	36	39	(8%)
Taxes other than income taxes	8	9	(13%)	23	26	(13%)

Total	89	102	(15%)	267	249	7%

Operating Income	$64	$68	6%	$194	$207	7%

Pipelines Operating Data:
Throughput data in BCF
Transportation	378	422	12%	1,235	1,260	2%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$63	$94	49%	$176	$242	38%

Expenses:
Natural gas	18	19	(6%)	36	53	(47%)
Operation and maintenance	17	29	(71%)	54	75	(39%)
Depreciation and amortization	4	6	(50%)	11	17	(55%)
Taxes other than income taxes	1	—	—	3	3	—

Total	40	54	(35%)	104	148	(42%)

Operating Income	$23	$40	74%	$72	$94	31%

Field Services Operating Data:
Throughput data in BCF
Gathering	106	180	70%	312	464	49%

	Other Operations
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2009	2010	Fav/(Unfav)	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—	$9	$9	—
Expenses	(2)	(1)	(50%)	5	1	80%

Operating Income	$5	$4	(20%)	$4	$8	100%

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2010	2009	2010
Capital Expenditures by Segment
Electric Transmission & Distribution	$99	$121	$288	$317
Hurricane Ike	8	—	26	—

Total Electric Transmission & Distribution	107	121	314	317
Natural Gas Distribution	44	54	121	128
Competitive Natural Gas Sales and Services	1	1	2	2
Interstate Pipelines	44	31	118	71
Field Services	113	131	217	472
Other Operations	9	8	18	15

Total	$318	$346	$790	$1,005

(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2009	2010	2009	2010
Interest Expense Detail
Amortization of Deferred Financing Cost	$9	$6	$27	$18
Capitalization of Interest Cost	(1)	(2)	(4)	(5)
Transition and System Restoration Bond Interest Expense	32	34	98	106
Other Interest Expense	118	117	361	351

Total Interest Expense	$158	$155	$482	$470

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	September 30,
	2009	2010
ASSETS
Current Assets:
Cash and cash equivalents	$740	$99
Other current assets	2,164	2,044

Total current assets	2,904	2,143

Property, Plant and Equipment, net	10,788	11,420

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,677	3,444
Other non-current assets	708	696

Total other assets	6,081	5,836

Total Assets	$19,773	$19,399

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$55	$73
Current portion of transition and system restoration bonds long-term debt	241	283
Current portion of indexed debt	121	125
Current portion of other long-term debt	541	570
Other current liabilities	2,080	1,830

Total current liabilities	3,038	2,881

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,792	2,850
Regulatory liabilities	921	978
Other non-current liabilities	1,264	1,294

Total other liabilities	4,977	5,122

Long-term Debt:
Transition and system restoration bonds	2,805	2,522
Other	6,314	5,745

Total long-term debt	9,119	8,267

Shareholders’ Equity	2,639	3,129

Total Liabilities and Shareholders’ Equity	$19,773	$19,399

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2009	2010
Cash Flows from Operating Activities:
Net income	$267	$318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	591	681
Deferred income taxes	250	112
Write-down of natural gas inventory	6	6
Changes in net regulatory assets	19	23
Changes in other assets and liabilities	296	(170)
Other, net	8	13

Net Cash Provided by Operating Activities	1,437	983

Net Cash Used in Investing Activities	(582)	(1,014)

Net Cash Used in Financing Activities	(961)	(610)

Net Decrease in Cash and Cash Equivalents	(106)	(641)

Cash and Cash Equivalents at Beginning of Period	167	740

Cash and Cash Equivalents at End of Period	$61	$99

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.